Exhibit 10.34


                               EXCHANGE AGREEMENT



     This agreement entered herein effective on the 23rd day of April, 1999, by and between SAM L. BASS, JR., ("BASS"), of full age of majority and currently a resident of the State of Florida but domiciled in the State of Louisiana, with a permanent mailing address in care of his attorney, Charles N. Wooten, Ltd., P.O. Box 60400, Lafayette, Louisiana 70596-0400, BASS ENVIRONMENTAL SERVICES WORLDWIDE, INC. ("BESW"), a corporation organized and existing under the laws of the State of Louisiana, with an office at 1450 Ridge Road, Duson, Louisiana 70529 and WHITE CLOUD, INC., a corporation organized and existing under the laws of the State of Florida, whose physical and mailing address is 265 Sunrise Ave., Suite 204, West Palm Beach, Florida 33480 ("WHITE CLOUD"),

     WHEREAS, pursuant to an agreement dated April 9, 1997 (the "Bapco Agreement") between ERHC and Bas, Bass sold, assigned, transferred, conveyed and delivered to ERHC all of the issued and outstanding capital stock of BAPCO, (the Bapco Shares) in exchange for the issuance by ERHC to BESW of 4,000,000 shares of common stock, with a SEC Rule of 144 restriction ("First ERHC Shares"), par value of $.0001 per share (the "Common Stock") of ERHC.

     WHEREAS, from time to time after Aril 9, 1997, Bass and/or one of his controlled entities transferred certain environmental equipment to ERHC ("the Bass transferred Assets") in exchange for the issuance by ERHC to Bass a total of 744,000 shares (the "Second ERHC Shares") of its SEC Rule 144 restricted common capital stock.

     WHEREAS, at some time on or after April 9, 1997, pursuant to an agreement between ERHC and BESW, the latter assigned all of its right, title and interest as Contractor in and to a contract to plug and abandon certain wells owned and/or operated by Chevron U.S.A., Inc., located in the Gulf of Mexico (the "Chevron Agreement") in exchange for 3,000,000 shares of SEC Rule 144 capital stock of ERHC issued in the name of Bass.

     WHEREAS, Bapco and/or ERHC has for valid consideration transferred many of the assets owned by BAPCO and obtained by it from the transactions with BASS or one or more of his controlled entities to WHITE CLOUD, free and clear of any all indebtedness owed by BAPCO and/or ERHC to any creditors, all of which valid debt have been assumed by ERHC.


                           CONSIDERATION FOR EXCHANGE

     BASS and/or any of his controlled entities holding title thereto including BESW will exchange a release and a total of 7,744.000 restricted shares of the capital stock of ERHC for 100% of the authorized and issued capital stock of WHITE CLOUD. The effect of this transfer will place all of the assets of WHITE


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RIVER  (originally  obtained  by  ERHC  from  Bass  and/or  one or  more  of his controlled entities) including but not limited to the physical environmental equipment, the Shellstead-Lee license agreement for use of a lateral drilling tool, the Chevron Agreement, and any other assets of the corporation fully owned by WHITE CLOUD and free and clear of all debts or encumbrances back in the name of BASS or one of his controlled entities. The effect of the transfer by BASS to WHITE CLOUD of the specified release and the SEC Rule 144 restricted common capital stock in ERHC will place all of the consideration he or his controlled entities received from the original stock transfer from ERHC in kind into the name of WHITE CLOUD as originally received from ERHC.


                                     NOTICES

     Any notices to be given hereunder by either party to the other party may be effected either by personal delivery in writing or by mail or fax transmission. Mailed notices shall be addressed to the parties at the address shown in the introductory paragraph of this Agreement, but each party may change the address by written notice in accordance with the terms of this paragraph. Notices delivered personally will be deemed communicated as of the actual receipt, mailed notices will be deemed communicated as of two days after mailing. Faxed notices shall be deemed made upon written confirmation of a receipt of the fax at the fax number of the party to whom notice is given.


                                OTHER AGREEMENTS

     This agreement is one of a series of agreements identified as the Consulting Agreement, the Exchange Agreement, the Mutual Release Agreement and the Severance Agreement. All of these agreements executed at one and the same time, supersedes any and all agreements, either oral or written, between the parties hereto either by BASS or one of his controlled entities and/or ERHC, and the series of agreements as a whole contains all of the covenant and agreements between the parties. No representations, inducements, promises, or agreements, orally or in writing, [except those mentioned herein] or anyone acting on behalf of any party, which are not embodied herein or in the Release and Severance agreements mentioned herein shall be valid or binding on the Parties. Any modification of this agreement will be effective only if the same is in writing and signed by both parties hereto.

     If any action in this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions will nevertheless continue in full force without being impaired or invalidated in any way.

     Any action to enforce this agreement or any of the terms thereof may be brought in any State or Federal Court having competent jurisdiction over the matter.


     Each individual executing this agreement warrants that it and/or he has full authority to execute the same on behalf of the party appearing herein.


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     Thus done and signed on the date  appearing  next to the  signature  of the parties hereto, but effective on the date first above written.


                                        /s/ SAM L. BASS
                                        ---------------
                                     Sam L. Bass Individually and on behalf of
                                     Bass Environmental Services Worldwide, Inc.
                                     (Sometimes known as Bass Environmental
                                     Worldwide, Inc.)
                                      as Chairman of the Board of Directors

                                         WHITE CLOUD, INC.
                                 By:
                                   ---------------------------------------------
                                     (Officer)                      Date